Exhibit 99.1

Spider-Man Goes Mobile in Times Square, Kicks Off First Ever Location-Based Mobile Marketing Campaign With Mobiquity Networks

Three-month campaign capitalizes on foot traffic to increase awareness and drive ticket sales for the show

NEW YORK, Oct. 15, 2013 -- Mobiquity Technologies, Inc. (OTCQB: MOBQ), the nation’s largest location-based mobile marketing network, today announced that it has teamed up with Spider-Man Turn Off the Dark, Broadway’s groundbreaking musical, for its first ever location-based mobile marketing campaign. The campaign will run for three months and micro-target passersby outside of The Foxwoods Theatre on 42nd Street in Times Square with interactive messages, videos and content.

The majority of Americans own a smartphone and, 74% of adult smartphone owners ages 18 and older say they use their phone to get location based information1. Harnessing the rise in location-based usage and mobile video consumption coupled with the highly-trafficked location of the Theatre, Mobiquity Networks will drive mobile awareness and commerce using rich digital content delivered via Bluetooth and Wi-Fi. Consumers who choose to opt-in will receive digital images, a 30-second promotional video, along with a show calendar equipped with a click to purchase or click to call feature when the Theatre is open. When the box office is closed, consumers will receive the promotional video and creative sending them online for reservations and a click to call for Ticketmaster.

“We are thrilled to partner with Spider-Man Turn Off the Dark to drive ticket sales and awareness for the show,” said Michael Trepeta, co-CEO of Mobiquity Networks. “The rise in location-based services users, and the volume of foot traffic in Times Square combined with Mobiquity’s ability to deliver engaging content to interested people who pass by serves as a powerful tool to build excitement and ultimately more patrons for the show.”

“This campaign serves as a great example of how Broadway can and should take advantage of new technologies to leverage existing, untapped value—in this case, the thousands of people walking in front of the Foxwoods Theatre every day on the hunt for a fantastic NYC experience. Spider-Man: Turn Off the Dark continues to be at the forefront of building new audiences for Broadway specifically by reaching consumers where they’re most active—on their phones,” adds President & Founder of Situation Interactive, Damian Bazadona.

How It Works

Brands like Bloomingdales, 1800flowers.com, the NY Knicks and Dollar General, and entertainment like Def Leppard, Cody Simpson, Zero Dark Thirty, War Horse and Insidious have already relied on Mobiquity Networks to reach their consumers and influence behavior.

Mobiquity’s interactive zones are positioned in shopping malls near entrances, anchor stores, escalators and other high-traffic, and high dwell-time areas and are designed to reach on-the-go consumers via their mobile devices with premium opt-in content delivered using Bluetooth, Wi-Fi and Beacon Technology. This advertising medium offers highly targeted messaging, and has been engineered to engage and influence shoppers as they move about.

About Mobiquity Technologies

Mobiquity is a technology company focusing on connecting Fans (consumers) and Brands through Online, Social and Mobile Platforms. Mobiquity Technologies is attempting to revolutionize location-based mobile marketing platforms through social registration, gamification and rewards by creating a Universal Location Based Mobile Marketing Ecosystem that maximizes “Fan Engagement” through a single platform of Bluetooth, Wi-Fi, NFC, QR, Beacon Technology and a universal App.

For more information you can visit:

www.mobiquitytechnologies.com

www.acemarketing.net

www.mobiquitynetworks.com

About Situation Interactive

Situation Interactive is a digital marketing agency located in NYC that specializes in experiential brands. Founded on the idea that the world is a better place when people are doing rather than having, Situation proudly powers brands that further this cause. Their client roster demonstrates a deep understanding of the live consumer with brands like Spider-Man: Turn Off the Dark, The Metropolitan Opera, the 2014 NY/NJ Super Bowl, and Major League Soccer.

For more information you can visit:

www.situationinteractive.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

PenVine for Mobiquity Technologies	Legend Securities, Inc.
Jennifer Schenberg	John Columbia
917-445-4454	718-233-2627
jennifer@penvine.com	jcolumbia@legendsecuritiesinc.com

  Pew Internet and American Life Project, Location-Based Services Report, Sept. 2013: http://www.pewinternet.org/Reports/2013/Location/Main-Report/LocationBased-Services.aspx